Exhibit 8.1
August 8, 2007
BANCO MACRO S.A.
Sarmiento 447
Buenos Aires C104AAI
Republic of Argentina
Registration Statement No. 333-
Exhibit 8.1—U.S. Tax Opinion
Ladies and Gentlemen:
          We have acted as United States federal income tax counsel to Banco Macro S.A. (the “Bank”), a financial institution organized as a corporation under the laws of the Republic of Argentina (“Argentina”), in connection with the filing by the Bank of a registration statement on Form F-4, Registration No. 333-      (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Company’s registration of 10.75% Argentine Peso-Linked Notes due 2012 (the “Registered Notes”), as set forth in the prospectus contained in the Registration Statement (the “Prospectus”). Terms not defined herein shall have the meaning ascribed to them in the Registration Statement, as filed with the Securities and Exchange Commission on August 8, 2007.
          We hereby confirm that the discussion under the caption “Taxation — Material U.S. Federal Income Tax Considerations,” insofar as such discussion represents legal conclusions or statements of United States federal income tax law, subject to the limitations and conditions set forth therein, constitutes our opinion as to the material United States federal income tax consequences relevant to the ownership and disposition of the Registered Notes.
          No opinion is expressed as to any other matter, including any aspect of state, local or non-United States tax law. This opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any future changes in such law or practice that may affect our opinion unless we are specifically retained to do so. We hereby consent to the use of this opinion as exhibit 8.1 to the Registration Statement and to the reference to us in the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Shearman & Sterling LLP
DJL
ARC